Exhibit 4.5

FIRST AMENDMENT TO CREDIT AGREEMENT

BETWEEN

DRIL-QUIP, INC.

AND

GUARANTY BANK, FSB

AS LENDER

Effective as of November 19, 2001

REVOLVING LINE OF CREDIT OF UP TO $60,000,000

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) is made and entered into effective as of November 19, 2001, between DRIL-QUIP, INC., a Delaware corporation, (the “Borrower”), and GUARANTY BANK, FSB, a federal savings bank (the “Lender”).

W I T N E S S E T H

WHEREAS, the above named parties did execute and exchange counterparts of that certain Credit Agreement dated May 18, 2001 (the “Agreement”), to which reference is here made for all purposes;

WHEREAS, the parties subject to and bound by the Agreement are desirous of amending the Agreement in the particulars hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties to the Agreement, as set forth therein, and the mutual covenants and agreements of the parties hereto, as set forth in this First Amendment, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.01 Terms Defined Above. As used herein, each of the terms “Agreement,” “Borrower,” “First Amendment,” and “Lender” shall have the meaning assigned to such term hereinabove.

1.02 Terms Defined in Agreement. As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement, unless expressly provided herein to the contrary.

1.03 References. References in this First Amendment to Article or Section numbers shall be to Articles and Sections of this First Amendment, unless expressly stated herein to the contrary. References in this First Amendment to “hereby,” “herein,” hereinafter,” hereinabove,” “hereinbelow,” “hereof,” and “hereunder” shall be to this First Amendment in its entirety and not only to the particular Article or Section in which such reference appears.

1.04 Articles and Sections. This First Amendment, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileges, duties, and other legal relations of the parties hereto shall be determined from this First Amendment as an entirety and without regard to such division into Articles and Sections and without regard to headings prefixed to such Articles and Sections.

1.05 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative. Definitions of terms defined in the singular and plural shall be equally applicable to the plural or singular, as the case may be.

ARTICLE II

AMENDMENTS

The Borrower and the Lender hereby amend the Agreement in the following particulars:

2.01 Amendment of Section 1.2. Section 1.2 of the Agreement is hereby amended as follows:

The following definitions are amended to read as follows:

“Available Commitment” shall mean, at any time, an amount equal to the remainder, if any, of (a) $60,000,000 minus (b) the Loan Balance at such time.

2.02 Amendment of Exhibit I. Exhibit I, i.e. the Form of Promissory Note, is as set forth on Exhibit I to this First Amendment.

ARTICLE III

CONDITIONS

The obligation of the Lender to amend the Agreement as provided herein is subject to the fulfillment of the following conditions precedent:

3.01 Receipt of Documents. The Lender shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and in form and substance satisfactory to the Lender:

(a) multiple counterparts of this First Amendment and the Note, as requested by the Lender;

(b) Upfront Fee in the amount of $25,000 and

(c) such other agreements, documents, items, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request.

3.02 Accuracy of Representations and Warranties. The representations and warranties contained in Article IV of the Agreement and this First Amendment shall be true and correct.

3.03 Matters Satisfactory to Lender. All matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to the Lender.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower hereby expressly re-makes, in favor of the Lender, all of the representations and warranties set forth in Article IV of the Agreement, and represents and warrants that all such representations and warranties remain true and unbreached.

ARTICLE V

RATIFICATION

Each of the parties hereto does hereby adopt, ratify, and confirm the Agreement and the other Loan Documents, in all things in accordance with the terms and provisions thereof, as amended by this First Amendment.

ARTICLE VI

MISCELLANEOUS

6.01 Scope of Amendment. The scope of this First Amendment is expressly limited to the matters addressed herein and this First Amendment shall not operate as a waiver of any past, present, or future breach, Default, or Event of Default under the Agreement, except to the extent, if any, that any such breach, Default, or Event of Default is remedied by the effect of this First Amendment.

6.02 Agreement as Amended. All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this First Amendment.

6.03 Parties in Interest. All provisions of this First Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Lender and their respective successors and assigns.

6.04 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Lender and the Borrower, and no other Person shall have standing to require satisfaction of such provisions in accordance with their terms and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

6.05 ENTIRE AGREEMENT. THIS FIRST AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WHETHER WRITTEN OR ORAL, BETWEEN SUCH PARTIES REGARDING THE SUBJECT HEREOF. FURTHERMORE IN THIS REGARD, THIS FIRST AMENDMENT, THE AGREEMENT, THE NOTE, THE SECURITY INSTRUMENTS, AND THE OTHER WRITTEN DOCUMENTS REFERRED TO IN THE AGREEMENT OR EXECUTED IN CONNECTION WITH OR AS SECURITY FOR THE NOTE REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

6.06 GOVERNING LAW. THIS FIRST AMENDMENT, THE AGREEMENT AND THE NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS. THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT AND THE NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY BEAR A NORMAL, REASONABLE, AND SUBSTANTIAL RELATIONSHIP TO THE STATE OF TEXAS.

6.07 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS FIRST AMENDMENT, THE AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED IN COURTS HAVING SITUS IN HARRIS COUNTY, TEXAS. EACH OF THE BORROWER AND THE LENDER HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE BORROWER OR THE LENDER IN ACCORDANCE WITH THIS SECTION.

IN WITNESS WHEREOF, this First Amendment to Credit Agreement is executed effective the date first hereinabove written.

BORROWER

DRIL-QUIP, INC.

By:	/s/ J. Mike Walker
J. Mike Walker
Co-Chairman

LENDER

GUARANTY BANK, FSB

By:	/s/ Arthur R. Gralla, Jr.
Arthur R. Gralla, Jr.
Senior Vice President

PROMISSORY NOTE

$60,000,000	Houston, Texas	November 19, 2001

FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned (“Maker”) promises to pay to the order of GUARANTY BANK, FSB (“Payee”), at its banking quarters in Houston, Harris County, Texas, the sum of SIXTY MILLION DOLLARS ($60,000,000), or so much thereof as may be advanced against this Note pursuant to the Credit Agreement dated of even date herewith by and between Maker and Payee (as amended, restated, or supplemented from time to time, the “Credit Agreement”), together with interest at the rates and calculated as provided in the Credit Agreement.

Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Credit Agreement.

This Note is issued pursuant to, is the “Note” under, and is payable as provided in the Credit Agreement. Subject to compliance with applicable provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this Note without the payment of any premium or fee, but such payment shall not, until this Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Note provided for in the Credit Agreement.

THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT CHAPTER 345 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THIS NOTE.

DRIL-QUIP, INC.

By:	/s/ J. Mike Walker
J. Mike Walker
Co-Chairman